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Exhibit 24

POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Ronald A. Brenneman, Ernest F.H. Roberts, Scott R. Miller, Michael C. Barkwell, Hugh L. Hooker and Wayne R. Pennington, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-9 and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ RONALD A. BRENNEMAN Ronald A. Brenneman	President and Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2008
/s/ ERNEST F. H. ROBERTS Ernest F. H. Roberts	Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	March 24, 2008
/s/ MICHAEL C. BARKWELL Michael C. Barkwell	Controller (Principal Accounting Officer)	March 24, 2008
/s/ GAIL COOK-BENNETT Gail Cook-Bennett	Director	March 24, 2008
/s/ RICHARD J. CURRIE Richard J. Currie	Director	March 24, 2008
/s/ CLAUDE FONTAINE Claude Fontaine	Director	March 24, 2008
/s/ PAUL HASELDONCKX Paul Haseldonckx	Director	March 24, 2008
/s/ THOMAS E. KIERANS Thomas E. Kierans	Director	March 24, 2008
/s/ BRIAN F. MACNEILL Brian F. MacNeill	Chairman of the Board of Directors	March 24, 2008
/s/ MAUREEN MCCAW Maureen McCaw	Director	March 24, 2008
/s/ PAUL D. MELNUK Paul D. Melnuk	Director	March 24, 2008
/s/ GUYLAINE SAUCIER Guylaine Saucier	Director	March 24, 2008
/s/ JAMES W. SIMPSON James W. Simpson	Director	March 24, 2008
/s/ DANIEL L. VALOT Daniel L. Valot	Director	March 24, 2008

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  Exhibit 24
POWERS OF ATTORNEY